UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

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☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR THE USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

ITT Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ITT Inc.
1133 Westchester Avenue
White Plains, NY 10604

ADDITIONAL INFORMATION REGARDING
THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 2020
The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of ITT Inc. (the “Company”), dated March 31, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Friday, May 15, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about May 1, 2020.
THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION OF
THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 2020

To the Shareholders of ITT Inc.:
Due to the public health impact of COVID-19 (novel coronavirus) and to support the health, safety and well-being of our shareholders and employees, shareholders and other stakeholders, NOTICE IS HEREBY GIVEN that the previously announced 2020 Annual Meeting of Shareholders of ITT Inc. (the “Annual Meeting”) has been changed to a virtual-only format. As previously announced, the Annual Meeting will be held on Friday, May 15, 2020 at 9:00 a.m., Eastern Time. In light of the change to a virtual meeting format you will not be able to attend the Annual Meeting in person.

Shareholders will be able to attend the meeting online, vote their shares electronically, and submit their questions during the meeting by visiting: www.virtualshareholdermeeting.com/ITT2020 and entering the 16-digit control number on their notice or proxy card. You are encouraged to join the Annual Meeting 15 minutes before the start of the Annual Meeting to allow time to log-in and test your device’s audio system.

The format of the Annual Meeting is being changed due to public health and travel concerns regarding COVID-19 and the protocols that federal, state, and local governments have imposed, restricting travel and limiting the number of persons that may gather at public events.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to attend and participate during the Annual Meeting if you were a shareholder of record of ITT Inc. common stock at the close of business on March 18, 2020, the record date, or hold a legal proxy for the Annual Meeting provided by your broker, bank or other holder of record.
Whether or not you plan to attend the Annual Meeting virtually, your vote is important and we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in format and may continue to be used to vote your shares in connection with the Annual Meeting.
By order of the Board of Directors,

Mary Beth Gustafsson
Senior Vice President, General
Counsel and Corporate Secretary
May 1, 2020

Important Notice Regarding the Availability of Proxy Materials for ITT Inc.’s Annual Meeting of Shareholders to be Held on Friday, May 15, 2020, at 9:00 a.m. Eastern Time:
The Proxy Statement and 2019 Annual Report to Shareholders are available online at www.proxyvote.com